Exhibit 21.1

SUBSIDIARIES OF DCP MIDSTREAM PARTNERS, LP

Entity	Jurisdiction of Organization
Associated Louisiana Intrastate Pipe Line, LLC	Delaware
Atlantic Energy LLC	Delaware
Centana Intrastate Pipeline LLC	Delaware
Collbran Valley Gas Gathering, LLC	Colorado
CrossPoint Pipeline, LLC	Delaware
DCP Antrim Gas, LLC	Michigan
DCP Assets Holding GP, LLC	Delaware
DCP Assets Holding, LP	Delaware
DCP Austin Gathering, LLC	Delaware
DCP Bay Area Pipeline, LLC	Michigan
DCP Black Lake Holding, LP	Delaware
DCP Collbran, LLC	Colorado
DCP Crossroads Gas Gathering, LLC	Delaware
DCP Crossroads NGL Pipeline, LLC	Delaware
DCP Crossroads Processing, LLC	Delaware
DCP Douglas, LLC	Colorado
DCP Eagle Plant LLC	Delaware
DCP East Texas Gathering, LLC	Delaware
DCP East Texas Holdings, LLC	Delaware
DCP Grand Lacs, LLC	Michigan
DCP Harlan Pipeline, LLC	Delaware
DCP Hawes Pipeline, LLC	Michigan
DCP Hinshaw Pipeline, LLC	Delaware
DCP Intrastate Network, LLC	Delaware
DCP Intrastate Pipeline, LLC	Delaware
DCP Jackson, LLC	Michigan
DCP Jordan Valley Pipeline LLC	Delaware
DCP Lindsay, LLC	Delaware
DCP Litchfield, LLC	Michigan
DCP Michigan Holdings LLC	Delaware
DCP Michigan Pipeline & Processing, LLC	Michigan
DCP Midstream Front Range LLC	Delaware
DCP Midstream Partners Finance Corp.	Delaware
DCP Midstream Operating, LLC	Delaware
DCP Midstream Operating, LP	Delaware
DCP Midstream Texas Express LLC	Delaware
DCP O’Connor Plant LLC	Delaware
DCP Partners Colorado, LLC	Delaware
DCP Partners Logistics, LLC	Delaware
DCP Partners MB I LLC	Delaware

DCP Partners MB II LLC	Delaware
DCP Partners SE Texas, LLC	Delaware
DCP Saginaw Bay Lateral LLC	Delaware
DCP SC Texas GP	Delaware
DCP Searsport LLC	Delaware
DCP Southeast Texas Plants LLC	Delaware
DCP South Central Texas LLC	Delaware
DCP South Central Texas Holdings, LLC	Delaware
DCP Tailgate, LLC	Delaware
DCP Terra Hayes Gathering LLC	Delaware
DCP Texas Intrastate Pipeline, LLC	Delaware
DCP Thunder Bay Gathering LLC	Delaware
DCP Thunder Bay Processing LLC	Michigan
DCP Tums/Olund Lake Pipeline LLC	Delaware
DCP Vienna Pipeline LLC	Delaware
DCP Wattenberg Pipeline, LLC	Delaware
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
EasTrans, LLC	Delaware
EE Group, LLC	Michigan
Front Range Pipeline LLC	Delaware
Fuels Cotton Valley Gathering, LLC	Delaware
Gas Supply Resources LLC	Texas
GSRI Transportation LLC	Texas
Jackson Pipeline Company	Michigan
Marysville Hydrocarbons Holding, LLC	Delaware
Marysville Hydrocarbons LLC	Delaware
Pelico Pipeline, LLC	Delaware
Saginaw Bay Lateral Michigan Limited Partnership	Michigan
San Jacinto Gas Transmission, LLC	Delaware
Texas Express Pipeline LLC	Delaware
Wilbreeze Pipeline, LLC	Delaware